Exhibit 10.1

SPECIFIC TERMS IN THIS AGREEMENT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE OF A TYPE THAT TETRA

TECHNOLOGIES, INC. TREATS AS CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].

THIRD AMENDMENT TO

BROMINE REQUIREMENTS SALES AGREEMENT

This Third Amendment, dated May 25, 2023, but effective as of April 1, 2023 (this “Amendment”), to the Bromine Requirements Sales Agreement dated December 18, 2006, as amended by the First Amendment to Bromine Requirements Sales Agreement, dated June 6, 2008; a letter agreement, dated December 16, 2008; and Second Amendment to Bromine Requirements Sales Agreement, dated November 12, 2009 (as amended, the “Agreement”), is between LANXESS Corporation (as successor-in-interest to Chemtura Corporation), a Delaware corporation having a place of business located at 111 RIDC Park West Drive, Pittsburgh, Pennsylvania 15275 (“Seller”) and TETRA Technologies, Inc., having a place of business at 24955 Interstate 45 North, The Woodlands, Texas 77380 (“Buyer”).

WHEREAS, the parties desire to further amend the Agreement as set forth below;

NOW THEREFORE, the parties agree to amend the Agreement as follows:

1.
Section 4 of the Bromine Requirements Sales Agreement is hereby amended by deleting Section 4 in its entirety and replacing it with the following:

“4. TERM

This Agreement shall commence on the date hereof (the “Effective Date”) and shall continue until [***] (the “Term”), unless sooner terminated in accordance with the terms of this Agreement.

Unless either party provides written notice to the other party not later than [***] of its intention to terminate this Agreement as of the expiration of the Term, this Agreement shall be automatically renewed at the end of the Term for an indefinite term (the “Renewal Term”); provided, however, that at any time on or after [***], either party may terminate this Agreement without cause by providing written notice to the other party, such termination to be effective on the date that is [***] following receipt of notice thereof. [***].”

2.
Section 2(a) of Attachment A (Commercial Terms) is hereby amended by deleting this section in its entirety and replacing it with the following:

“2. QUANTITY

(a) Effective as of April 1, 2023, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, all quantities of Product nominated by Buyer in accordance with this Section 2, up to the Annual Maximum (as defined below) to be used in the production of clear brine fluids (“CBFs”), water treatment applications or other uses as the parties may agree, provided that notwithstanding Buyer’s nomination of Product in any Contract Year, Buyer agrees to purchase from Seller (or to pay if not nominated and taken) the minimum volume per Contract Year in the aggregate as set forth in Table 1 below (as applicable, the “Annual Minimum”). Buyer shall provide to Seller written Forecasts (as defined in Section 3 of Attachment B below) of Product that Buyer desires for Seller to deliver and sell to Buyer during the six month period following the month in which such Forecast is delivered in accordance with Section 3 below. If the quantity set forth in any Forecast would cause the aggregate amount of Product to be delivered by Seller and purchased by Buyer in any Contract Year to exceed applicable Annual Minimum set forth in Table 1 below during such Contract Year, Buyer shall indicate in its Forecast such additional quantities of Product above the Annual Minimum and below the Annual Maximum (the “Incremental Supply”) in such Forecast. Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller all such Incremental Supply at the applicable price set forth in Attachment C. The “Annual Maximum” as used herein shall mean and include all of the [***] supply volumes in the aggregate that are set forth in Table 1 below. The Forecast for Contract Year 2023 is [***]pounds of Product. [***]. For any reason other than Force Majeure, if Seller fails to make available for delivery to Buyer all or any portion of any Binding Commitment of Product as and when requested by Buyer in its Forecast, Buyer shall be free to purchase quantities of Product from third parties sufficient to cover the quantity of Product that Seller failed to tender for delivery to Buyer, and such failure shall be a breach of this Agreement for which Buyer may exercise any and all remedies under this Agreement, at law or in equity.

[***]

Seller shall have no obligation to sell Product to Buyer for any use other than CBFs, water treatment applications or other uses as the parties may agree. Seller shall have the right to audit Buyer’s books and records to ensure compliance with Buyer’s obligations pursuant to this provision. Any such audit shall be conducted by an independent third party certified public accountant reasonably acceptable to both Buyer and Seller. Seller will pay for such audit unless the independent third party accountant determines that Buyer purchased from Seller less than the Annual Minimum during the Contract Year in question (not taking into account any Product purchased by Buyer from a third party due to Seller’s failure to supply such Product to Buyer in breach of this Agreement, as a result of a claim by Seller of force majeure, or for which Buyer’s obligations to purchase Product are otherwise excused under this Agreement, at law or in equity), in which case the reasonable fees and expenses of the independent third party accountant will be paid by Buyer. The audit shall be conducted confidentially and the only information disclosed to Seller shall be whether Buyer Purchased the Annual Minimum from Seller (not taking into account any Product purchased by Buyer from a third party due to Seller’s failure to supply such Product to Buyer in breach of this Agreement, as a result of a claim by Seller of force majeure, or for which Buyer’s obligations to purchase Product are otherwise excused under this Agreement, at law or in equity).”

3.
Section 3(a) of Attachment A (Commercial Terms) is hereby amended by deleting this section in its entirety and replacing it with the following:

“3. TARGET QUANTITY

(a)
On or before October 15 of each Contract Year, Buyer shall provide to Seller a written nomination setting forth a binding estimate of the amount of Product it will purchase under this Agreement for the following Contract Year (each, a “Target Quantity”), subject to the Annual Maximum and the Annual Minimum.”
4.
Section 6 of Attachment A (Commercial Terms) is hereby amended by deleting this section in its entirety and replacing it with the following:

“6. SHIPPING; PRICE; PAYMENT TERMS

Product	Packaging / Shipping Mode	Minimum Shipping Quantity	Price
Bromine	[***]	[***]	[***]

[***].

[***]. Freight charges will be prepaid by Seller, and Seller will invoice Buyer for freight as a separate line item from the Product price. Buyer shall have the right to audit Seller’s books and records to ensure compliance with the pricing as set forth in Attachment D pursuant to Section 20 of Attachment B.

All prices are subject to adjustment as set forth in Section 1 of Additional Terms (Attachment B) as amended by this Amendment.

Seller shall invoice Buyer monthly for the price of Product shipped during the preceding month. [***].”

5.
Section 1 of Additional Terms in Attachment B shall be deleted in its entirety and replaced with the following, which eliminates the Hardship Event clause and provisions from the Agreement in their entirety:

“1. PRICE ADJUSTMENT. The price for Products hereunder shall be adjusted quarterly in accordance with [***]Attachment C hereto. Seller shall give Buyer notice of each estimated quarterly price adjustment by no later than 30 days after the beginning of each quarter. Buyer shall have 30 days to object to the calculation of the quarterly price adjustment provided by Seller and request an audit thereof pursuant to paragraph 20. Each such price adjustment shall apply to all Product shipped hereunder on or after the effective date of such increase or decrease.”

6.
Section 3 of Additional Terms in Attachment B shall be deleted in its entirety and replaced with the following:

“3. FORECASTS. On or before the 15th day of each calendar month, Buyer shall provide Seller with a written rolling six (6) month forecast of anticipated requirements of Products to be delivered by Seller to Buyer, and purchased by Buyer from Seller, in the six months following the month in which such forecast is delivered (each, a "Forecast"). The quantity for each of the first [***]months of each Forecast shall be binding, with Buyer being required to purchase from Seller (or to pay if not taken) and Seller being required to sell and deliver to Buyer all of the forecasted amount of Product in each of the first [***]months of each such Forecast (each, a “Binding Commitment”). The forecast quantities for the succeeding [***]calendar months thereof shall be Buyer's good faith estimate of quantities of Product to be purchased from Seller but shall be for planning purposes only and shall not constitute a purchase commitment by Buyer.”

7.
[***].
8.
Attachment C to the Agreement is hereby amended by deleting this Attachment in its entirety and replacing it with Attachment C hereto.
9.
All occurrences of the term “Chemtura” in the Agreement shall be replaced with the term “LANXESS”. All such replacements shall be applicable for the singular , plural and possessive forms of the respective terms thereof.
10.
All other terms of the Agreement shall continue in full force and effect.
11.
This Amendment shall be binding on all predecessors, successors and assigns of each of the parties to the Agreement.

TETRA TECHNOLOGIES, INC. LANXESS CORPORATION

By: /s/Timothy C. Moeller By: /s/ Nicolas Civetta

Name: Timothy C. Moeller Name: Nicolas Civetta

Title: Sr. Vice President Title: Head of BU PLA – North America

Effective Date: April 1, 2023 Effective Date: April 1, 2023